Exhibit 10.15

FORM OF

LOCK-UP AND RETENTION AGREEMENT

This Lock-Up and Retention Agreement (this “Agreement”) is being entered into as of ____________, 2026 (the “Effective Date”), by and between Grayscale Investments Sponsors, LLC (the “Sponsor”), a Delaware limited liability company, as the sponsor of the Grayscale Hyperliquid Staking ETF (the “Trust”), and [ ] (the “Investor”, and collectively with the Sponsor, the “Parties”). Capitalized terms contained herein that are not otherwise defined herein shall have the meanings ascribed to such terms in that certain Contribution Agreement between the Parties dated as of ____________, 2026 (the “Contribution Agreement”) or, if not defined therein, in the Trust’s Registration Statement on Form S-1, as amended (File No. 333-294493) (the “Registration Statement”).

In connection with the Contribution Agreement, pursuant to which the Investor has agreed to contribute HYPE tokens to the Trust in exchange for shares of the Trust (the “Contribution Shares”), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

LOCK-UP

Section 1.01 Lock-Up.

The Investor agrees that, for a period of twelve (12) months following the date of issuance of the Contribution Shares (the “Lock-Up Period”), the Investor shall not, directly or indirectly, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, assign, pledge, redeem, or otherwise transfer or dispose of, directly or indirectly, any Contribution Shares or any securities convertible into or exercisable or exchangeable for Contribution Shares, or enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Contribution Shares, in each case without the prior written consent of the Sponsor. With respect to each Post-Launch Contribution, the Investor shall be subject to a separate twelve-month lock-up period applicable to the Shares issued in respect of such Post-Launch Contribution, following the date of issuance thereof, unless otherwise agreed by the Sponsor and the Investor. The Investor further agrees that any sale, transfer, redemption or other disposition of the Contribution Shares (including any Shares issued in respect of any Post-Launch Contribution), whether during or following any Lock-Up Period, shall be made in compliance with all applicable U.S. federal and state securities laws.

RETENTION REQUIREMENT

Section 2.01 Retention Requirement.

Exhibit 10.15

The Investor shall retain one-hundred percent (100%) of its original Contribution Shares for twelve (12) months (the “Initial Period”) in order to remain eligible to receive any Rebates (as defined in the Contribution Agreement). Following the Initial Period, the Investor shall retain no less than twenty-five percent (25%) (the “Threshold Shares”) of its original Contribution Shares in order to remain eligible to receive any Rebates. Furthermore, if the Investor fails to satisfy the Threshold Shares requirement in any Holding Month, the Investor shall thereafter be permanently ineligible to receive any further Rebates under the Contribution Agreement, regardless of whether the Investor satisfies the Threshold Shares requirement in any subsequent Holding Month. The retention requirement set forth in this Section 2.01 (the “Retention Requirement”) shall apply on equivalent terms to the Shares issued in respect of any Post-Launch Contribution, in each case measured from the date of such Post-Launch Contribution.

MISCELLANEOUS

Section 3.01 Relationship to Contribution Agreement.

This Agreement is entered into in connection with the Contribution Agreement, which shall remain in full force and effect in accordance with its terms. In the event of any conflict between this Agreement and the Contribution Agreement with respect to the lock-up or retention obligations of the Investor, the provisions of this Agreement shall control.

Section 3.02 Notices.

All notices or other communications hereunder shall be in writing and delivered in accordance with the notice provisions of the Contribution Agreement.

Section 3.03 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of law principles. The United States District Court for the Southern District of New York shall have sole jurisdiction with respect to any dispute or claim relating to this Agreement.

Section 3.04 Entire Agreement.

This Agreement, together with the Contribution Agreement, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

Section 3.05 Assignment.

Exhibit 10.15

Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except that the Sponsor may assign this Agreement to any successor or affiliate.

Section 3.06 Counterparts; Electronic Signature and Delivery.

This Agreement may be executed in counterparts, including counterparts sent via PDF or other electronic transmission, each of which, when taken together, shall constitute one and the same instrument. This Agreement may also be executed and delivered by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

Exhibit 10.15

IN WITNESS WHEREOF, the Parties have executed this Lock-Up and Retention Agreement as of the date first written above.

GRAYSCALE INVESTMENTS SPONSORS, LLC

By: ___________________________________

Name:

Title:

[ ]

By: [ ]

By: ___________________________________

Name: [ ]

Title: [ ]

Date: ___________, 2026